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                                                               Exhibit 10.3.33

                              INVESTMENT AGREEMENT

                                 --------------


                                JANUARY 31, 1996

                                 --------------

NEOPROBE CORPORATION, a Delaware corporation ("Neoprobe"), having its principal place of business at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367, telephone (614) 793-7500, facsimile (614) 793-7522, and

XTL BIOPHARMACEUTICALS, LTD., a public company organized under the laws of the State of Israel ("XTL"), having its principal place of business at Kiryat Weizmann Industrial Park, Rehovot, Israel, telephone 972-8-940-5134, facsimile 972-8-940-5017 hereby agree as follows:

                                    PREAMBLE:

     1. XTL desires to issue to Neoprobe $1,500,000 of its 5% Convertible Subordinated Debentures due February 5, 1998 in the form attached as Exhibit A hereto (the "Debentures"), the Warrant (as hereinafter defined) and one Class E Common Share of XTL (the "Class E Share").

     2. The Debentures will be convertible under certain circumstances into shares of Class A Common Shares of XTL (the "XTL Common Shares") in accordance with the terms set forth in the Debentures. Neoprobe will be granted certain registration rights with respect to such XTL Common Shares as set forth in the Investor's Rights Agreement attached as Exhibit B hereto.

     3. Neoprobe desires to issue to XTL in consideration for the issuance of the Debentures, the Warrant and the Class E Share 125,000 shares of the common stock, par value $.001 per share of Neoprobe (the "Neoprobe Common Shares").

     4. Neoprobe will issue the Neoprobe Common Shares to XTL pursuant to an exemption from registration provided by Rule 903 of Regulation S ("Regulation S") promulgated under the Securities Act of 1933 (the "Securities Act") by the United States Securities and Exchange Commission (the "Commission").

                                     TERMS:

Article 1.  Transaction.

     Part 1.1.  Issuance by XTL.

         Section 1.1.1. Debentures. Subject to the terms and conditions of this Agreement, Neoprobe hereby agrees to purchase, and XTL hereby agrees to issue and sell, $1,500,000 of Debentures at the Closing (as defined below) free and clear of all liens, encumbrances and adverse claims (other than the encumbrances created by this Agreement).

         Section 1.1.2. Purchase of Warrant. Subject to the terms and conditions of this Agreement, Neoprobe hereby agrees to purchase, and XTL hereby agrees to issue and sell, the Warrant to Neoprobe at the Closing free and clear of all liens, encumbrances and adverse claims (other than encumbrances created by this Agreement).

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         Section 1.1.3. Class E Share. Subject to the terms and conditions of this Agreement, Neoprobe hereby agrees to purchase, and XTL hereby agrees to issue and sell, one Class E Share at the Closing free and clear of all liens, encumbrances and adverse claims (other than the encumbrances created by this Agreement).

     Part 1.2. Issuance by Neoprobe. Subject to the terms and conditions of this Agreement, XTL hereby subscribes for and shall purchase 125,000 Neoprobe Common Shares from Neoprobe at the Closing and Neoprobe shall issue and sell the Neoprobe Common Shares to XTL at the Closing free and clear of all liens, encumbrances and adverse claims (other than encumbrances created by this Agreement).

Article 2.  Closing.

     Part 2.1. Closing. The Closing shall take place at 10:00 a.m., Eastern Time, at the offices of Goldfarb, Levy, Eran & Co., on the Closing Date and all of the events and transactions which occur thereat shall be deemed to be simultaneous.

     Part 2.2. Deliveries by XTL. At the Closing, XTL shall deliver to Neoprobe:

         (i) Duly executed instruments representing the Debentures registered in the name of Neoprobe;

         (ii)  The Warrant duly executed by XTL;

         (iii) Duly executed certificate representing the Class E Share registered in the name of Neoprobe;

         (iv) A certificate of the principal executive and financial officers of XTL, dated the Closing Date, certifying as to the satisfaction of the conditions in Sections 5.1.1 and 5.1.2 hereof;

         (v) A certificate, dated the Closing Date, of the Secretary of XTL certifying (A) that complete and accurate copies of the resolutions of XTL's board of directors and general meeting of shareholders, as appropriate, adopting the XTL Recapitalization and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are attached thereto, (B) that such resolutions are in full force and effect and have not been amended or repealed and (C) the names and titles of the officers of XTL who have executed the documents, certificates and instruments delivered at the Closing and their signatures;

         (vi) An opinion of Goldfarb, Levy, Eran & Co., counsel to XTL, dated the Closing Date, in the form attached hereto as Exhibit D;

         (vii) A counterpart of this Agreement duly executed by XTL;

         (viii) A counterpart of the Investor's Rights Agreement duly executed by XTL; and

         (ix) A counterpart of the Research Agreement in the form attached as Exhibit E hereto (the "Research Agreement") duly executed by XTL.

     Part 2.3. Deliveries by Neoprobe. At the Closing, Neoprobe shall deliver to
XTL:

         (i) Duly executed certificates representing the Neoprobe Common Shares registered in the name of XTL;

         (ii) A certificate, dated the Closing Date, of the Secretary of Neoprobe certifying (A) that complete and accurate copies of the resolutions of Neoprobe's board of directors approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are attached thereto, (B) that such resolutions are in full force and effect and have not been amended or repealed and (C) the names and titles of the officers of Neoprobe who have executed the documents, certificates and instruments delivered at the Closing and their signatures;

         (iii) An opinion of Schwartz, Warren & Ramirez, counsel to Neoprobe, dated the Closing Date, in the form attached hereto as Exhibit F;

         (iv) A counterpart of this Agreement duly executed by Neoprobe;


         (v) A counterpart of the Investor's Rights Agreement duly executed by Neoprobe; and


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         (vi) A counterpart of the Research Agreement duly executed by Neoprobe.

Article 3.  Representations and Warranties.

     Part 3.1. Representations and Warranties Concerning XTL. XTL hereby represents and warrants to Neoprobe that:

         Section 3.1.1. Disclosure Schedule, Deliveries.

              (a) The Disclosure Schedule sets forth all of the information concerning XTL and its subsidiaries required in this Part 3.1. To the extent any statement in this Part 3.1 is untrue or omits to state a material fact necessary to make such statement not misleading, the Disclosure Schedule sets forth the statements necessary to make the statements in this Part 3.1 true and not misleading. All information and statements set forth in the Disclosure Schedule shall be deemed to supersede and correct the statements made in this Part 3.1 and to be additional representations and warranties of XTL. The Disclosure Schedule sets forth all of the information and statements required in numbered sections bearing the number of the Section of this Agreement calling for such information and in the order of such numbers in this Agreement.

              (b) XTL has delivered to Neoprobe complete and accurate copies of:
(i) any written contract or other document referred to in the Disclosure Schedule, (ii) the articles of association of XTL, certified by its Secretary, which are in full force and effect and have not been amended or repealed since the date of such certificate, (iii) the resolutions of XTL's board of directors and general meeting of shareholders, as appropriate, adopting the XTL Recapitalization and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, which are certified by its Secretary and are in full force and effect and have not been amended or repealed since the date of their adoption and (iv) the Financial Statements.

              (c) Neither the Disclosure Schedule nor any financial statement, exhibit, certificate or other instrument or document referred to herein or delivered by or on behalf of XTL in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements herein or therein not misleading.

         Section 3.1.2.  Corporate Matters of XTL.

              (a) XTL is a corporation duly organized and validly existing under the laws of the State of Israel and has all requisite corporate power to own and operate its properties, to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Debentures and the Warrant and consummate the transactions contemplated hereby and thereby. XTL is duly qualified or authorized to do business as a foreign corporation in the jurisdictions set forth on the Disclosure Schedule which are all of the jurisdictions where it is required to be so qualified or authorized by law unless the failure to be so qualified or authorized would not have a material adverse effect on XTL.

              (b) The Disclosure Schedule sets forth the authorized capitalization of XTL, the number of issued and outstanding shares thereof and the number of shares thereof held in treasury or reserved for issuance for any purpose and the purpose for which such shares are reserved, all as of the date hereof. The issued and outstanding XTL Common Shares, the Class E Share and Preferred Shares are duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The XTL Common Shares, the Class D Common Shares, the Class E Share, and the Preferred Shares are the only securities issued by XTL that confer any voting or consensual rights upon the owners thereof.

         (c) There are no options, warrants, subscriptions, preemptive, conversion or other rights or contracts of any kind obligating XTL to issue or sell any shares of XTL of any class or any securities convertible into or exchangeable for any such shares other than this Agreement, the Debentures and the Warrant. There are no contracts which provide for the merger, consolidation, recapitalization or sale of a substantial part of the assets of XTL or any of its subsidiaries other than this Agreement. XTL is not


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a party to nor does it know of any contract restricting the transfer of any XTL
Common Shares or other securities issued by XTL other than this Agreement. There are no contracts requiring XTL to register any XTL Common Shares or other securities issued by XTL under the securities laws other than this Agreement. XTL is not a party to nor does it know of any proxy for the voting of any XTL Common Shares which is not revocable at the option of the grantor thereof without notice or penalty or any voting agreement, voting trust or other contract relating to the voting of any XTL Common Shares other than this Agreement. XTL has not issued any XTL Common Shares or other securities in violation of the preemptive rights of its present or former shareholders or the securities laws.

              (d) The Disclosure Schedule sets forth the names and addresses of the record and beneficial owners of the XTL Common Shares, the number of shares owned by each of them and the nature of their ownership.

         Section 3.1.3.  Corporate Matters of the Subsidiaries.

              (a) The Disclosure Schedule sets forth the name and jurisdiction of incorporation of each of the subsidiaries of XTL and each jurisdiction where each such subsidiary is qualified or authorized to do business as a foreign corporation. Neither XTL nor any of its subsidiaries has any material investment or interest in or holds any equity security issued by any person other than the subsidiaries of XTL or is a partner of or joint venturer with any person.

              (b) Each of the subsidiaries of XTL is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own and operate its properties and to carry on its business as presently conducted or proposed to be conducted. Each subsidiary of XTL is duly qualified or authorized to do business as a foreign corporation in each jurisdiction where it is required to be so qualified or authorized by law unless the failure to be so qualified or authorized would not have a material adverse effect on such subsidiary.

              (c) The Disclosure Schedule sets forth the authorized capitalization of each of the subsidiaries of XTL and the issued and outstanding shares thereof and the record and beneficial ownership of such shares, which are duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Such shares are the only securities issued by such subsidiaries that confer any voting or consensual rights upon the owners thereof.

              (d) There are no options, warrants, subscriptions, preemptive, conversion or other rights or contracts of any kind obligating any subsidiary of XTL to issue or sell any shares of any subsidiary of any class or any securities convertible into or exchangeable for any such shares. There are no contracts restricting the transfer of or requiring the registration of any securities issued by any of the subsidiaries of XTL. There are no voting agreements, voting trusts or other contracts relating to the voting of any shares issued by any of the subsidiaries of XTL. No subsidiary of XTL has issued any shares or other securities in violation of the preemptive rights of its present or former shareholders or the securities laws.

              (e) XTL and its subsidiaries own the shares of the subsidiaries as shown on the Disclosure Schedule free and clear of any encumbrances.

         Section 3.1.4.  Books and Records.

              (a) XTL and its subsidiaries have made and kept books, records, and accounts, which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets and those of their employee benefit plans; and have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions have been and are executed in accordance with management's general or specific authorization;
(ii) transactions have been and are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP, and (B) to maintain accountability for assets; (iii) access to assets has been and is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets has been and is compared with the existing


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assets at reasonable intervals and appropriate action has been and is taken with respect to any differences.

              (b) The minute books of XTL and each of its subsidiaries contain complete and accurate records of all meetings and consents of their respective directors, committees and shareholders and accurately reflect all of the corporate action taken by their respective directors, committees and shareholders since their respective incorporation. The stock transfer books and ledgers of XTL and each of its subsidiaries contain complete and accurate records of all issuances and transfers of record of any XTL Common Shares and any other securities issued by XTL or any of its subsidiaries.

         Section 3.1.5. Financial Statements, Liabilities, Net Worth, Material Adverse Changes.

              (a) The Financial Statements present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of XTL and its subsidiaries at the respective dates and for the respective periods indicated therein in accordance with GAAP applied on a consistent basis, subject, in the case of any such statement for a period of less than a full fiscal year or as of a date other than a fiscal year end, to normal year end adjustments which are not material in amount, individually or in the aggregate. The assets and liabilities and items of income and expense on the Financial Statements are bona fide and were not acquired, earned or incurred pursuant to any contract or any other arrangement which was entered into, amended or terminated in anticipation of any of the transactions contemplated by this Agreement.

              (b) Except to the extent reflected on or given effect to or reserved against in the Financial Statements, neither XTL nor its subsidiaries had any liabilities as of the date thereof, including, liabilities to guarantee or assume any obligation of any third party except endorsements of items for collection in the ordinary course of business.

              (c) The shareholders' equity of XTL and its subsidiaries determined as of the date hereof on the basis of GAAP applied on a consistent basis is not less than $1,221,276.

              (d) Since the Balance Sheet Date neither XTL nor any of its subsidiaries has:

                  (i) paid or discharged any of its obligations or any liens securing them other than those obligations that are due and payable in the ordinary course of business pursuant to the contract that created them or any law;

                  (ii) declared or paid any dividend, made any distributions to its shareholders or purchased or redeemed any XTL Common Shares or other securities issued by XTL or any of its subsidiaries;

                  (iii) waived, released, cancelled or compromised any account or note receivable or other obligation to pay it money or any lien securing any such receivable or obligation;

                  (iv) sold, encumbered (other than an immaterial encumbrance) or otherwise transferred any of its assets or properties other than inventory sold in the ordinary course of business and supplies consumed or abandoned in the ordinary course of business;

                  (v) purchased or entered into a contract to purchase property or assets other than inventory and supplies purchased in the ordinary course of business;

                  (vi) incurred any obligations, other than trade obligations entered into in the ordinary course of business and this Agreement;

                  (vii) defaulted on any contract or failed to pay any obligation to any government for taxes or otherwise when the same was due and payable;

                  (viii) issued or sold any XTL Common Shares or other securities or entered into any option or other contract to issue or sell any XTL Common Shares or other securities;


                  (ix) suffered any casualty loss or event which gave rise to any claim for personal injury, property damage or errors and omissions (whether or not covered by insurance);


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                  (x) entered into any contract that is not cancellable without payment or advance notice with or for the benefit of or increased the compensation payable or to become payable to any of its directors, officers or employees or hired any employee or consultant at a rate of compensation exceeding $60,000 per year;

                  (xi) adopted, amended, terminated or made any contribution to (other than those which were regularly scheduled) any employee benefit plan;

                  (xii) made any loan to or entered into any other transaction with any of its officers, directors, shareholders or their affiliates other than current compensation payable for services rendered in the ordinary course of business;

                  (xiii) entered into any transaction not in the ordinary course of its business other than this Agreement;

                  (xiv) changed the nature of its business or any accounting methods or principles; or

                  (xv) suffered any material adverse change in its properties, business or financial condition.

              (e) Since the end of the last fiscal year of XTL there have been no terminations, cancellations or limitations of or modifications or change in the business relationship of XTL or any of its subsidiaries with any customer or group of customers who provided more than five percent of revenues during any fiscal year reflected in the Financial Statements. Neither XTL nor any of its subsidiaries has received any complaints from any of their customers alleging defects in their products (or the design thereof) or deficiencies in their services that, if true, would cause a material adverse change in their businesses or properties.

         Section 3.1.6.  Taxes.

              (a) XTL and each of its subsidiaries have (i) filed with the appropriate governmental bodies or offices all tax returns that are required by law, which returns were prepared in conformity with all applicable laws, (ii) paid all taxes due and owing under any law or such tax returns or any assessment, deficiency notice, 30-day letter, or other notice received by them,
(iii) made sufficient provision in the Financial Statements for all accrued but unpaid taxes of XTL and its subsidiaries as of the dates thereof including those items which (A) are disputed, (B) are the subject of an actual or proposed assessment, or (C) are reasonably likely to be disallowed. No governmental body or officer of any authority having jurisdiction over XTL or any of its subsidiaries has audited or examined the tax returns of XTL or any of its subsidiaries for any of their taxable years. No assessment, deficiency notice, 30-day letter, or similar notice has ever been issued to XTL or any of its subsidiaries by any other governmental body or officer of any authority having jurisdiction over XTL or any of its subsidiaries and XTL does not know of any basis for the issuance to it or any of its subsidiaries of any such assessment or notice. Neither XTL nor any of its subsidiaries has executed or filed with any governmental body or officer of any authority having jurisdiction over XTL or any of its subsidiaries any agreement extending the period for assessment or collection of any income or other taxes. XTL and each of its subsidiaries have withheld or collected from each payment made to any of their employees, the amount of all taxes, including income taxes, social security taxes and unemployment taxes required to be withheld or collected therefrom, and have paid the same to the proper governmental bodies or officers or authorized depositaries.

              (b) Neither XTL nor its subsidiaries have filed any consolidated income tax return with any "affiliated group" of corporations (as such term is used in Section 1504 of the Code or any comparable provision of any other tax code applicable to XTL or any of its subsidiaries), where the common parent of such group was a corporation other than XTL, and neither XTL nor any of its subsidiaries is, nor has been, a party to any contract relating to the allocation of taxes pursuant to which XTL or any of its subsidiaries has any liability to anyone other than XTL or any of its subsidiaries.


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         Section 3.1.7.  Properties.

              (a) The Disclosure Schedule sets forth a list of the bank or broker-dealer accounts in which XTL or its subsidiaries have deposited money or securities showing the name of the persons holding such accounts, the type of account and the balance therein as of a stated date not more than 10 days before the date hereof. Such accounts are insured by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. There are no arrangements or contracts for compensating balances in, and there are no encumbrances on such accounts or the money or securities therein other than immaterial encumbrances. The Disclosure Schedule sets forth a list of the securities that are owned, beneficially or of record, by XTL or any of its subsidiaries (other than securities issued by XTL or its subsidiaries) that are not held in such accounts. There are no encumbrances on such securities other than immaterial encumbrances.

              (b) The accounts and notes receivable reflected on the Financial Statements as of the Balance Sheet Date or acquired thereafter by XTL arose in the ordinary course of business from bona fide transactions and have been collected in full or are current and will be collected in full (less any reserves for doubtful accounts on the Balance Sheet) within the later of 180 days after the date a statement thereof is first delivered to the obligor thereof or 30 days after the stated maturity of any note receivable having a stated maturity date. None of such accounts or notes receivable reflects work-in-progress or goods not yet delivered. Such accounts and notes receivable are the enforceable obligations of the obligors thereof and are neither subject to any offset or counter-claim by such obligors nor any encumbrance other than immaterial encumbrances.

              (c) As of the Balance Sheet Date and the date of this Agreement, XTL has no inventory.

              (d) The Disclosure Schedule sets forth a description of the tangible personal property (other than inventory) owned or used by XTL or any of its subsidiaries, by category, location and book value, whether it is owned or leased, and the terms of any applicable lease. The tangible personal property owned or leased by XTL or its subsidiaries is in good working condition and suitable for its intended uses. There are no encumbrances, other than immaterial encumbrances, on the tangible personal property owned by XTL or any of its subsidiaries that are or should be described on the Disclosure Schedule or on the leasehold interests in the tangible personal property leased by XTL or any of its subsidiaries that are or should be described on the Disclosure Schedule. Each lease of tangible personal property used by XTL or its subsidiaries is the enforceable obligation of the parties thereto and neither XTL nor its subsidiaries are in default of any such lease nor does XTL know of any default by the lessor of such property.

              (e) The Disclosure Schedule sets forth a list of all interests in real property owned or used by XTL or any of its subsidiaries and the location, book value and ownership thereof and a description of the structures and improvements thereon. XTL or its subsidiaries have good and marketable title to the interests in the real property described on the Disclosure Schedule free and clear of encumbrances other than immaterial encumbrances. Each lease of real property used by XTL or its subsidiaries is the enforceable obligation of the parties thereto and neither XTL or its subsidiaries are in default of any such lease nor does XTL know of any default by the lessor of such property. The buildings and structures located on real property owned or used by XTL or its subsidiaries are in good condition and suitable for the uses intended.

              (f) The real and personal property which XTL or its subsidiaries own or lease is all of the real and personal property necessary to operate their businesses as they are currently conducted. All tangible personal property owned or leased by XTL or its subsidiaries is located on property owned or leased by XTL or its subsidiaries.

         Section 3.1.8.  Marks, Intellectual Property.

              (a) The Disclosure Schedule sets forth a list of the marks and intellectual property owned or used by XTL or any of its subsidiaries and a description of any licenses thereof. The marks and intellectual property listed on the Disclosure Schedule are all of the marks and intellectual property necessary to operate the business of XTL and its


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
subsidiaries as they are currently conducted. XTL and its subsidiaries own their interest in such marks and intellectual property free and clear of encumbrances other than immaterial encumbrances and may use or transfer them without any governmental permit or the consent or approval of any third party. To the extent that the ownership of such intellectual property and marks by XTL or any of its subsidiaries or the transfer thereof to XTL or any of its subsidiaries may be recorded, registered or filed with any government, such ownership or transfer has been so recorded, registered or filed and the Disclosure Schedule sets forth a list of such recordings, registrations and filings. All licenses of intellectual property by or to XTL or its subsidiaries are the enforceable obligations of the parties thereto and neither XTL nor its subsidiaries are in default thereof nor does XTL know of any default thereof by any other party to such licenses.

              (b) The present conduct by XTL and its subsidiaries of their businesses does not infringe upon or conflict with the marks or intellectual property of others. To XTL's knowledge, no material use of marks or intellectual property owned by XTL or its subsidiaries has been or is being made except pursuant to the licenses set forth on the Disclosure Schedule.

              (c) All marks and intellectual property owned by XTL or its subsidiaries are valid and enforceable. XTL has no knowledge of any claim or reason to believe that any mark or intellectual property of which it or any of its subsidiaries is the licensee is not the valid and enforceable property of its purported owner and that the licensor is duly authorized to license such mark or intellectual property.

              (d) No intellectual property of XTL or any of its subsidiaries that is a trade secret or confidential information has been disclosed to any person under circumstances that would result in the loss of its secret or confidential status. XTL and each of its subsidiaries have taken all reasonable precautions to ensure that their trade secrets and confidential information remain secret or confidential. Each employee of XTL or any of its subsidiaries and any other person who has access to such trade secrets or confidential information has executed a written contract to maintain the secret or confidential status thereof, which is his enforceable obligation.

              (d) None of the XTL intellectual property rights contemplated by the Research Agreement were developed or obtained with financial support by the Government of the State of Israel through the Office of the Chief Scientist.

         Section 3.1.9. Insurance. The Disclosure Schedule sets forth a list of all insurance policies maintained by XTL or any of its subsidiaries on their properties or businesses or against liabilities showing the type of insurance, the insurer, policy number, amounts or limits of coverage, premium and policy terms. XTL and each of its subsidiaries have maintained and continue to maintain insurance with respect to their properties and businesses against loss, damage or liability of the kinds and in the amounts required by law or customarily insured against by prudent business persons engaged in similar businesses and similarly situated. All insurance policies maintained by XTL and its subsidiaries are in full force and effect, all premiums due thereon have been paid and XTL and its subsidiaries have complied with the provisions of such policies. There are no notices of any pending or threatened terminations or material premium increases with respect to any of such insurance policies. Neither XTL nor any of its subsidiaries has at any time since the beginning of the fifth full previous fiscal year of XTL had any insurance policy cancelled or application for insurance denied. There are no outstanding requirements or recommendations made by or on behalf of any insurance company that issued a policy with respect to any of the properties, operations or liabilities of XTL or any of its subsidiaries requiring or recommending any equipment or facilities to be installed on or in connection with any of the proper ties, operations or liabilities of XTL and its subsidiaries. The Disclosure Schedule sets forth a list of all claims made under any insurance policy maintained by XTL or any of its subsidiaries since the beginning of the fifth full previous fiscal year of XTL. XTL and each of its subsidiaries have timely notified their insurers of any matter as to which a claim could be made during such time period and no insurer has denied any claim or disclaimed any coverage.


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         Section 3.1.10. Litigation. No litigation involving XTL, any of its subsidiaries, any of their officers, directors or employees based upon their actions or omissions as officers, directors or employees of XTL or any of its subsidiaries or any of their employee benefit plans was or is completed, pending, overtly threatened or planned by XTL or any of its subsidiaries at any time since the beginning of the fifth full previous fiscal year of XTL; nor does XTL know of any basis for any such litigation. Neither XTL nor any of its subsidiaries nor any of their officers, directors or employees (in their capacity as officers, directors or employees) nor any of their employee benefit plans are subject to any order of a tribunal. Neither XTL nor any of its subsidiaries nor any of their officers, directors or employees (in their capacity as officers, directors or employees) nor any of their employee benefit plans have waived any statute of limitations or other affirmative defense with respect to any pending, threatened or potential litigation.

         Section 3.1.11.  Employee Matters, Employee Benefit Plans.

              (a) All of the employees of XTL are covered by severance pay and disability insurance as required by the laws of the State of Israel. All outstanding obligations of XTL relating to such insurance have been paid.

              (b) The Disclosure Schedule sets forth a list of all contracts of XTL or any of its subsidiaries relating to employment, consulting, severance, compensation or collective bargaining and a description of the terms thereof. Such list need not include (a) contracts involving total payments by or to XTL or any of its subsidiaries of less than $60,000 or (b) contracts which are terminable by XTL or any of its subsidiaries without liability to any of them upon a notice of 91 days or less. Such contracts are the enforceable obligations of the parties thereto and neither XTL nor any of its subsidiaries is in default thereof nor does XTL know of any default thereof by any other person.

              (c) The Disclosure Schedule sets forth a list showing the name, title, duties and compensation of each employee, officer, director or consultant of XTL or any of its subsidiaries whose annual rate of compensation exceeds $60,000 or who received more than $60,000 in compensation during the last fiscal year of XTL. None of such persons has terminated or overtly threatened to terminate his employment since the beginning of the last fiscal year of XTL. The Disclosure Schedule sets forth a list of automobiles, airplanes, real estate, club memberships and other perquisites provided to such persons or their affiliates and the names of the persons to whom they are provided. Neither XTL nor any of its subsidiaries has any liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, reimbursable employee business expenses, pensions, contributions under any employee benefit plans or any other compensation, current or deferred, under any labor or employment contracts, based upon or accruing with respect to those services of their employees performed before the date hereof except for any payment due for the current payroll or contribution period.

              (d) XTL and each of its subsidiaries are in compliance with all laws respecting employment and employment practices, occupational safety and health, terms and conditions of employment, and wages and hours and have not engaged in any unfair labor practice. There is not now nor has there been since the beginning of the fifth full previous fiscal year of XTL any labor strike, threat of labor strike, organizational attempt, boycott, or informational or direct picketing or leafletting with regard to labor matters directed against XTL or any of its subsidiaries. No union representation question exists respecting the employees of XTL or any of its subsidiaries.

              (e) The Disclosure Schedule sets forth the ratings of XTL and each of its subsidiaries, all claims against XTL or any of its subsidiaries and all claims against XTL or any of its subsidiaries that alleged a violation of specific safety requirements under any workers' compensation law since the beginning of the fifth full previous fiscal year of XTL.

         Section 3.1.12.  Contracts.

              (a) The Disclosure Schedule sets forth a list of the contracts of XTL or any of its subsidiaries and a description of the terms thereof with the termination date and conditions of assignment. Such list includes any contract which by its terms (i) restricts XTL or any of its subsidiaries from doing any kind of business or from doing business in any place or from competing with any person; (ii) creates a lien or encumbrance other than an immaterial encumbrance on any of the properties or assets of XTL or any of its subsidiaries; (iii) guarantees, indemnifies or otherwise makes XTL or any of its subsidiaries liable for the obligations of any third party, including contracts to take or pay or to maintain working capital; (iv) allows or requires XTL or its subsidiaries to borrow money, sell receivables, issue securities or defer any part of the purchase price of property; (v) grants any power of attorney; (vi) provides for the transfer of assets or property to or from XTL or its subsidiaries; (vii) relates to any interest rate or currency swap, futures contract or put or call option on financial instruments, cash, commodities or repurchases or reverse repurchases of financial instruments; or (viii) provides for the payment of any brokerage, finder's fee, investment advisory fee or other consideration to any broker, finder or investment banker or adviser. Such list need not include (a) contracts involving total payments by or to XTL or any of its subsidiaries of less than $30,000, (b) contracts which are terminable by XTL or any of its subsidiaries without liability to any of them upon a notice of 91 days or less or (c) any contract listed in another section of the Disclosure Schedule.

              (b) The contracts listed on the Disclosure Schedule or which should be listed thereon are enforceable obligations of the parties thereto, neither XTL nor any of its subsidiaries is in default thereof, XTL does not know of any default thereof by any other party to such contract, the interest of XTL or its subsidiaries in such contracts is not subject to any encumbrance other than an immaterial encumbrance, and such contracts are all of the contracts that are necessary for XTL and its subsidiaries to operate their businesses. No contract of XTL or any of its subsidiaries has a material adverse effect on their businesses or properties.

         Section 3.1.13.  Regulation, Compliance With Laws.

              (a) The Disclosure Schedule lists all of the governmental permits held by XTL, any of its subsidiaries or any of their employees which are all of the governmental permits that XTL, its subsidiaries or their employees need so that XTL and its subsidiaries may own their assets or properties and carry on their businesses as currently conducted, or proposed to be conducted, without violating any law.

              (b) The corporate proceedings, securities, operations, business, management, properties, assets, contracts and financial affairs of XTL and its subsidiaries have complied and presently are in compliance with all laws and orders of a tribunal applicable to XTL or any of its subsidiaries and all governmental permits held by any of them.

              (c) Neither XTL nor any of its subsidiaries nor any of their employees have received notice, nor do any of them have reason to believe, that any governmental body or officer intends to cancel or terminate any governmental permit or that valid grounds for such cancellation or termination currently exist. Neither XTL nor any of its subsidiaries nor any of their employees are subject to any order of a tribunal relating to any activities of any type in connection with the business now engaged in by any of them, or had its or his governmental permit to conduct, participate or be involved in any business denied, revoked, restricted or suspended or been involved in any litigation to deny, revoke, restrict or suspend any such governmental permit or to issue an order of a tribunal relating to activities connected with such businesses.

              (d) As used in this Section 3.1.13. the term "hazardous materials" means any substances identified as "hazardous substances" or "hazardous waste" or as requiring special handling in their collection, storage, treatment or disposal, under any law relating to the environment, and includes refined petroleum products, asbestos and polychlorinated biphenyls; and the term "release of hazardous materials" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, discarding, burying, abandoning or disposing of any hazardous materials into the environment by any person. The operations and properties of XTL comply with all laws, orders of a tribunal and governmental permits relating to the environment and neither XTL nor any of its subsidiaries is required to make any expenditure or take any action to maintain such compliance that would have a material adverse effect on any of them. Neither XTL nor any of its subsidiaries has released any hazardous materials in quantities that must be reported to any governmental body or officer nor does XTL know of any such release by any third parties on any property owned or leased by XTL or any of its subsidiaries. There are no above-ground storage tanks containing hazardous materials upon any property owned or leased by XTL, and XTL does not know of any underground storage tanks on such property.

         Section 3.1.14. Certain Interests. No director or officer of XTL or any of its subsidiaries, no person who owns beneficially or of record 5% or more of the XTL Common Shares, and no affiliate of any of the foregoing, directly or indirectly, (i) owns any interest in any assets or properties owned or used by XTL or any of its subsidiaries; (ii) owns any interest in, controls, or is an employee, officer, director, or agent of, or consultant to any other person which is a competitor, supplier, customer, lessor, or lessee of XTL or any of its subsidiaries; (iii) is indebted or liable to XTL or any of its subsidiaries;
(iv) owns any interest in XTL or any of its subsidiaries other than XTL Common Shares, or (v) owns, holds, or has guaranteed any obligation or debt of XTL or any of its subsidiaries. No director, officer, employee, consultant, accountant or attorney of XTL or any of its subsidiaries is a relative, spouse or relative of the spouse of any director or officer of XTL or any of its subsidiaries or any beneficial or record owner of 5% or more of the XTL Common Shares.

         Section 3.1.15. Due Authorization, Execution, Binding Effect, No Conflicts or Consents.

         (a) The execution, delivery and performance of this Agreement, the Debentures, the Warrant and the Class E Share by XTL and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate proceedings of XTL.

         (b) This Agreement has been duly executed and delivered by XTL and is, together with the documents and agreements contemplated hereby, an enforceable obligation of XTL.

         (c) The execution, delivery and performance of this Agreement by XTL and the consummation of the transactions contemplated hereby will not (i) violate any law or order of a tribunal applicable to XTL or any of its subsidiaries or any governmental permit held by any of them or provide the basis for the revocation or nonrenewal of any such governmental permit; (ii) result in a default under (A) any contract which is or should be listed on the Disclosure Schedule, (B) any security issued by XTL or any of its subsidiaries or (C) the certificates or articles of incorporation of XTL or any of its subsidiaries or their regulations or bylaws; (iii) require any governmental permit or the consent or approval of any other person; or (iv) require any severance or other payment to any employee of XTL or its subsidiaries or any other person.

         (d) The Warrant has been duly authorized and, when issued and paid for in accordance with this Agreement, will be the enforceable obligation of XTL, and will be free and clear of all liens, encumbrances and adverse claims other than restrictions on transfer under this Agreement, applicable state and federal securities laws or otherwise imposed by or through Neoprobe. The XTL Common Shares issuable upon conversion of the Debenture purchased under this Agreement or upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Debenture or the Warrant, will be duly and validly issued, fully paid, and nonassessable and will be free and clear of all liens, encumbrances and adverse claims other than restrictions on transfer under this Agreement, applicable state and federal securities laws or otherwise imposed by or through Neoprobe. The Class E Share has been duly and validly issued, fully paid, and nonassessable and is free and clear of all liens, encumbrances and adverse claims other than restrictions on transfer under this Agreement or the XTL articles of association, applicable state and federal securities laws or otherwise imposed by or through Neoprobe.

              (e) Subject in part to the truth and accuracy of Neoprobe's representations set forth in Part 3.3 of this Agreement, the offer, sale and issuance of the Debenture, the Warrant and the Class E Share as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, and neither XTL nor any person acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     Part 3.2. Representations and Warranties of XTL Concerning Regulation S. XTL represents and warrants to Neoprobe as follows:

         Section 3.2.1. Exempt Offering. XTL understands that the Neoprobe Common Shares have not been registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Neoprobe Common Shares hereunder is exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S promulgated thereunder, that Neoprobe's reliance on such exemption is predicated on XTL's representations set forth herein and that in order to obtain such exemption, the transfer of such Neoprobe Common Shares is restricted by Section 3.2.2 of this Agreement.

         Section 3.2.2. Transfer Restrictions. XTL will not offer for sale, sell or otherwise transfer any Neoprobe Common Shares unless such shares have been registered under the Securities Act or such offer, sale or transfer are exempt from such registration. XTL will not transfer any Neoprobe Common Shares into the United States, or to or for the account or benefit of a United States Person (as such term is defined in Regulation S) for a period of 40 days after the Closing Date unless such transfer is pursuant to a registration statement under the Securities Act. XTL has not, directly or indirectly, established a short position in Neoprobe Common Shares either through sales of Neoprobe Common Shares borrowed from others or by means of transactions in calls, puts, options, warrants or other rights to purchase or sell Neoprobe Common Shares. XTL will not establish such a position in Neoprobe Common Shares before 40 days from the Closing Date except to the extent it owns Neoprobe Common Shares which are registered for resale under the Securities Act or which may be sold in the United States without such registration and without compliance with Rule 144.

         Section 3.2.3. Investment Intent. XTL is purchasing the Neoprobe Common Shares for XTL's own account and not for other persons and for investment and not with a view to the distribution of any of the Neoprobe Common Shares.

         Section 3.2.4. Information. XTL has received copies of Neoprobe's Annual Report on form 10-KSB for its fiscal year ended December 31, 1994, its Prospectus dated May 25, 1995 as filed with the Commission, and its quarterly report on Form 10-QSB for the quarter ended September 30, 1995 (collectively referred to as the "Disclosure Documents"). Neoprobe has delivered no other material, nor made any oral or written representations to XTL regarding Neoprobe or its prospects other than those representations contained in the Disclosure Documents or in this Agreement. XTL has had an opportunity to ask questions and receive answers from Neoprobe regarding the terms and conditions of this Agreement and the business, properties, financial condition and prospects of Neoprobe and to obtain additional information (to the extent Neoprobe possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to XTL in the Disclosure Documents or otherwise.

         Section 3.2.5.  Non-U.S. Person.

              (a) XTL is a non-U.S. Person (as defined in Regulation S) and is not purchasing the Neoprobe Common Shares for the account or benefit of a U.S. Person.

         Section 3.2.6. Investor Sophistication; Suitability. XTL has such knowledge and experience in financial and business matters that XTL is capable of evaluating the merits and risks of investment in the Neoprobe Common Shares. XTL has determined that the Neoprobe Common Shares are a suitable investment for XTL and that XTL could bear the complete loss of XTL's investment in the Neoprobe Common Shares.

         Section 3.2.7. Indemnification. XTL shall indemnify Neoprobe, each of its directors and officers, each legal counsel and independent accountant of Neoprobe and each person who controls Neoprobe (within the meaning of the Securities Act), against any and all claims, losses and liabilities (and actions and proceedings in respect thereof) arising out of or related to any breach of any warranty or agreement made by XTL in this Section
3.2 or any misrepresentation of XTL contained herein and will reimburse Neoprobe, such directors, officers, persons or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, liability, action or proceeding; provided however that XTL's liability for indemnification pursuant to this Section 3.2.7 shall not exceed the market value (as of the date of this Agreement) of the Neoprobe Common Shares issued to XTL pursuant to Part 1.2.

     Part 3.3. Representations and Warranties of Neoprobe. Neoprobe represents and warrants to XTL as follows:

         Section 3.3.1. Due Authorization, Execution, Binding Effect, No Conflicts or Consents.

              (a) The execution, delivery and performance of this Agreement by Neoprobe and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate proceedings of Neoprobe.

              (b) This Agreement has been duly executed and delivered by Neoprobe and is, together with the documents and agreements contemplated hereby, an enforceable obligation of Neoprobe.

              (c) The execution, delivery and performance of this Agreement by Neoprobe and the consummation of the transactions contemplated hereby will not
(i) violate any law or order of a tribunal applicable to Neoprobe or any of its subsidiaries or any governmental permit held by any of them or provide the basis for the revocation or nonrenewal of any such governmental permit; (ii) result in a default under (A) any material contract to which Neoprobe is a party, (B) any security issued by Neoprobe or any of its subsidiaries or (C) the certificates or articles of incorporation of Neoprobe or any of its subsidiaries or their regulations or bylaws; or (iii) require any governmental permit or the consent or approval of any other person.

         Section 3.3.2. Corporate Matters of Neoprobe.

              (a) Neoprobe is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power to own and operate its properties, to carry on its business as currently conducted, to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

              (b) The Neoprobe Common Shares to be issued to XTL pursuant to
Section 1.2 have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         Section 3.3.3. Registration Not Required. Subject to the truth and accuracy of the representations of XTL set forth in Part 3.2 of this Agreement, the offer, sale and issuance of the Neoprobe Common Shares to XTL as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act. The issuance and sale of the Neoprobe Common Shares to XTL pursuant to this Agreement are exempt from the registration requirements of the Ohio Securities Act, O.R.C.
Chapter 1707.

         Section 3.3.4. Purchase Entirely for Own Account. The Debentures to be purchased by Neoprobe, the Warrant, the Class E Share and the XTL Common Shares issuable upon conversion of the Debentures or upon exercise of the Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Neoprobe has no present intention of selling or otherwise distributing the same.

         Section 3.3.5. Reliance Upon Neoprobe's Representations. Neoprobe understands that the Debentures, the Warrant and the Class E Share are not, and any XTL Common Shares acquired on conversion thereof or upon exercise of the Warrant at the time of issuance may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that XTL's reliance on such exemption is predicated on Neoprobe's representations set forth herein.

         Section 3.3.6. Receipt of Information. Neoprobe has had an opportunity to ask questions and receive answers from XTL regarding the terms and conditions of the offering of the Debentures and the Warrant and the business, properties, prospects, and financial condition of XTL and to obtain additional information (to the extent XTL possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of XTL in Part 3.1 or Part 3.2 of this Agreement or the right of Neoprobe to rely thereon.

         Section 3.3.7. Investment Experience. Neoprobe has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Debentures, the Warrant and the XTL Common Shares.

         Section 3.3.8. Accredited Investor. Neoprobe is an Accredited Investor as such term is defined in Rule 501 of Regulation D of the Commission.

Article 4.  Covenants.

     Part 4.1.  Covenants of XTL.

         Section 4.1.1. Conduct of Business Until Closing Date. Except as Neoprobe may otherwise consent in writing, before the Closing Date, XTL will and will cause each of its subsidiaries to:

              (a) operate their businesses in the usual, regular, and ordinary manner;

              (b) maintain (i) all of the properties necessary for the conduct of their businesses in good condition and repair, normal wear and tear and damage due to fire or other unavoidable casualty excepted; (ii) their books, records, and accounts in the usual, regular, and ordinary manner on a basis consistent with prior years; (iii) insurance in full force and effect with responsible companies, comparable in amount, scope, and coverage to that in effect on the date of this Agreement; and (iv) their corporate existence, rights, privileges and franchises; and

              (c) (i) duly comply with all laws applicable to them and the conduct of their businesses; (ii) prepare and file when due all tax returns and pay when due all taxes shown thereon as being then due and owing or which are assessed against them; and (iii) perform all of their contracts without default.

         Section 4.1.2. Negative Covenants. Except as expressly contemplated by this Agreement or as Neoprobe may otherwise consent in writing, before the Closing Date, XTL will not and will not permit any of its subsidiaries to:

              (a) (i) amend any of their certificates or articles of incorporation, regulations, or bylaws; (ii) merge with, consolidate with, or acquire all or substantially all of the stock or assets of any person; (iii) engage in any recapitalization; (iv) transfer, sell, or otherwise convey any significant part of their properties or assets; (v) dissolve; or (vi) discuss, negotiate, or assent to any such transactions;

              (b) except as otherwise contemplated by this Agreement (i) change the number of XTL Common Shares or other securities issued and outstanding; (ii) issue or sell any XTL Common Shares or other securities; (iii) grant or sell any option, warrant, other right or contract to purchase, or right to convert any obligation into XTL Common Shares, Debentures or other securities.

         Section 4.1.3. No Solicitation. Before the Closing Date, XTL will neither solicit nor enter into any contract or understanding with, nor furnish any non-public information concerning XTL or any of its subsidiaries to, any person other than Neoprobe with respect to the Debentures or any similar security.

         Section 4.1.4. Advice of Changes, Monthly Financials.

              (a) Between the date of this Agreement and the Closing Date, XTL will promptly advise Neoprobe in writing of any material adverse change in the business or properties of XTL or any of its subsidiaries or of any fact which, if existing or known on the date of this Agreement, would have been required to be set forth in the Disclosure Schedule.

              (b) Between the date of this Agreement and the Closing Date, XTL shall prepare and deliver to Neoprobe by the twentieth day following the end of each month an unaudited consolidated balance sheet of XTL and its subsidiaries as of the end of such month and the related consolidated unaudited statements of operations and cash flows of XTL and its subsidiaries for such month on the basis of GAAP used by XTL and its subsidiaries and applied consistently with the Financial Statements. Such statements shall present fairly the consolidated financial condition of XTL and its subsidiaries and the results of its operations at the dates and for the periods indicated subject to normal year end adjustments.

              (c) No report, statement, document or information delivered to Neoprobe or any governmental body or officer or other person by XTL or its affiliates pursuant to this Agreement or to obtain the consent or approval of such governmental body or officer or other person to the transactions contemplated by this Agreement shall contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading except to the extent that such untrue statement or omission was provided to XTL by Neoprobe. Compliance by XTL with any of the requirements of this Section 4.1.4 shall not, without the express written consent of Neoprobe, modify, alter or amend the representations and warranties made by XTL in this Agreement.

         Section 4.1.5. Access. From the date of this Agreement until the Closing Date, XTL will afford to Neoprobe and its authorized representatives (including, but not limited to, Neoprobe's officers, counsel, accountants and financial advisers) full access to the properties, personnel, officers, directors, books, records and affairs of XTL and each of its subsidiaries upon reasonable advance notice during regular business hours; and XTL will furnish Neoprobe and such representatives with such additional documents (certified if requested), financial and operating data and other information concerning the assets, properties, business and affairs of XTL or any of its subsidiaries as Neoprobe or such representatives may from time to time reasonably request.

         Section 4.1.6. Conduct. From the date of this Agreement until the Closing Date, except as provided by this Agreement or as Neoprobe may otherwise consent in writing, XTL will not and will cause its subsidiaries to not enter into any transaction, take any action, or permit any event to occur which would result in any of the representations and warranties made by XTL in this Agreement not being true and correct immediately after such transaction has been entered into or consummated or such event has occurred or on the Closing Date. XTL will and will cause its subsidiaries to use their best efforts to obtain the approvals and consents of all governmental bodies or officers and persons whose approval is required to satisfy the condition set forth in Section
5.1.4 hereof and to cause all of the conditions set forth in Part 5.1 hereof to have been satisfied at or before the Closing.

         Section 4.1.7. Further Assurances. On or after the Closing Date, XTL shall execute and deliver to Neoprobe all such further assignments, endorsements, and other documents as Neoprobe may reasonably request in order to consummate the transactions contemplated by this Agreement.

     Part 4.2.  Covenants of Neoprobe.

         Section 4.2.1. Compliance with the Securities Act. Neoprobe may not offer for sale or sell any securities issued by XTL unless such securities have been registered under the Securities Act and registered or qualified under applicable state securities laws or such securities or their offer or sale are exempt from such registration or qualification and XTL has received an opinion of counsel, in form and substance reasonably satisfactory to XTL, to the effect that such securities or their offer or sale are so exempt.

Article 5.  Conditions Precedent.

     Part 5.1. Conditions Precedent to the Obligations of Neoprobe. The obligations of Neoprobe under this Agreement are subject to satisfaction, on or before the Closing Date, of each of the following conditions:

         Section 5.1.1. Accuracy of Representations and Warranties. The representations and warranties of XTL contained in this Agreement shall be true on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date, except as affected by transactions contemplated hereby and except that any such representation and warranty made as of a specified date other than the date of this Agreement shall have been true as of such date.

         Section 5.1.2. Performance of Agreements. XTL shall have performed all obligations and agreements and complied with all covenants contained in this Agreement which are to be performed and complied with by it on or before the Closing Date, including without limitation the covenants set forth in Part 4.1.

         Section 5.1.3. Litigation. No litigation shall be pending or overtly threatened seeking an order of a tribunal against the transactions contemplated by this Agreement. No order of a tribunal against the transactions contemplated by this Agreement shall exist.

         Section 5.1.4. Approvals. This Agreement and the transactions contemplated hereby shall have received any governmental permit and been approved by any person listed on the Disclosure Schedule pursuant to Section 3.l.15 hereof.

         Section 5.1.5. Material Adverse Change. XTL and its subsidiaries shall not have suffered any material adverse change in their businesses or properties.

         Section 5.1.6. Actions, Proceedings, etc. All actions, proceedings, instruments, and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to and approved by Schwartz, Warren & Ramirez, counsel to Neoprobe; and such counsel shall be furnished with such other instruments and documents as they shall have reasonably requested.

     Part 5.2. Conditions Precedent to the Obligations of XTL. The obligations of XTL under this Agreement are subject to satisfaction, on or before the Closing Date, of each of the following conditions:

         Section 5.2.1. Accuracy of Representations and Warranties. The representations and warranties of Neoprobe contained in this Agreement shall be true on the Closing Date with the same effect as if they were made on the Closing Date, except as affected by transactions contemplated hereby and except that any such representation and warranty made as of a specified date other than the date of this Agreement shall have been true on and as of such date.

         Section 5.2.2. Performance of Agreements. Neoprobe shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or in any document delivered in connection herewith to be performed and complied with by it on or before the Closing Date.

         Section 5.2.3. Litigation. No litigation shall be pending or overtly threatened seeking an order of a tribunal against the transactions contemplated by this Agreement. No order of a tribunal against the transactions contemplated by this Agreement shall exist.

         Section 5.2.4. Approvals. This Agreement and the transactions contemplated hereby shall have received any governmental permit and been approved by any person required pursuant to Section 3.3.1 hereof and by any person listed on the Disclosure Schedule pursuant to Section 3.l.15 hereof (including without limitation the execution and delivery by Neoprobe of the letter requested by the Office of the Chief Scientist in substantially the form attached as Exhibit H).

         Section 5.2.5. Material Adverse Change. Neoprobe and its subsidiaries shall not have suffered any material adverse change in their businesses or properties.

         Section 5.2.6. Actions, Proceedings, etc. All actions, proceedings, instruments, and documents required to carry out the transactions con-templated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to and approved by Goldfarb, Levy, Eran & Co., counsel to XTL; and such counsel shall be furnished with such other instruments and documents as they shall have reasonably requested.

Article 6.  Interpretation.

     Part 6.1.  Definitions.

         Section 6.1.1. Defined Terms. Certain words and phrases used in this Agreement shall have the meanings given to them below in this Section:

     "Adverse claim" includes any claim that a transfer of any property or assets was or would be wrongful or that a particular adverse person is the owner of or has an interest in the property or asset transferred.

     "Affiliate" means, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person. A person shall be deemed to be an affiliate of a specified person if: (a) he is an employee, officer, director, partner, agent or attorney of such specified person; (b) he is the beneficial owner of 20% or more of any class of the equity securities of the specified person; (c) the specified person is the beneficial owner of 20% or more of any class of the equity securities of the other person;
(d) he has a substantial beneficial interest in or serves as trustee or in a similar fiduciary capacity for any specified person that is a trust, estate or employee benefit plan; (e) it is an employee benefit plan for the benefit of the employees of the specified person; or (f) such other person is his relative or spouse or a relative of his spouse.

     "Balance Sheet Date" means the date of the most recent audited balance sheet contained in the Financial Statements.

     "Class E Share" means the Class E Common Share of XTL.

     "Closing" means the meeting of the parties hereto on the Closing Date for the purposes of consummating the transactions contemplated by this Agreement.

     "Closing Date" means February 5, 1996, or such other date as the parties hereto may mutually agree upon.

     "Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, as they may be amended from time to time.

     "Companies Act" means the companies act or business corporation acts and laws applicable to XTL as a public company formed and existing under the laws of the State of Israel.

     "Contract" means any contract or any agreement, promise or instrument, whether written or oral, that creates or evidences a right or an obligation of a person; organizes or constitutes a person that is a corporation, partnership, trust, estate or other entity or association; transfers, creates or evidences an interest in the property or assets of a person or sets forth the terms of an encumbrance on the property or assets of a person. A contract is a contract of a person if such person is a party to the contract, was organized or constituted under the con tract, has assumed any liability under the contract, has been delegated any duty under the contract, has been assigned any right under the contract or if the contract sets forth the terms of an encumbrance on property or assets owned by such person.

     "Default" means with respect to any contract any event of default as defined therein or by any law or any event which with the giving of notice or the lapse of time would be such an event of default, any breach or violation of the terms thereof, and any event which with or without the giving of notice or the lapse of time gives any party to or holder of such contract the right to impose a lien or other onerous term or condition on the defaulting party or its properties or to terminate such contract. A default shall be deemed to exist if a party gives or receives notice thereof, whether or not the factual basis of such notice is disputed.

     "Disclosure Schedule" means the schedule of information concerning XTL and its subsidiaries as called for by this Agreement attached hereto as Exhibit G and made a part hereof.

     "Eastern Time" means Eastern Standard Time or Eastern Daylight Time as in effect at Columbus, Ohio on a given day.

     "Employee benefit plan" means, for any person, any employee benefit pension plan or employee benefit welfare plan and any other plan, benefit or program of benefits or perquisites provided to directors, officers or employees of any person, including, but not limited to, vacation and sickness plans or policies and severance pay and bonus plans or policies. The term "employee benefit plan" includes any employee benefit plan which has been terminated but which still has assets or obligations to which any such person is still liable.

     "Encumbrance" means any right, title or interest in property other than the right, title and interest of the owner thereof who has possession and control over the property. The term encumbrance includes liens, contracts of sale, restrictions on use or transfer, consignments, powers of attorney or appointment, restrictions on use or transfer, adverse claims and claims of infringement and defects in title.

     "Enforceable obligation" means with respect to a contract of a person that such contract is the valid, legally binding obligation of the person and is enforceable against such person in accordance with its terms.

     "Financial Statements" means the financial statements, footnotes, auditors' reports and schedules of XTL and its subsidiaries as a consolidated group for the fiscal year ended December 31, 1994 and for the first three quarters during its most recent fiscal year.

     "GAAP" means Israeli generally accepted accounting principles.

     "Government" means the United States of America, any state thereof, any foreign sovereign and any political subdivision of the foregoing including, but not limited to, any province, district, municipality or county.

     "Governmental body or officer" means any agency, department, instrumentality, body or officer of any government, including courts and judges, and any private organization, such as the National Association of Securities Dealers, Inc., to the extent that it is granted governmental powers by any government.

     "Governmental permit" means any permit, license, registration, approval, certificate of need or authority issued by any governmental body or officer that is required by any law to be obtained by any person in order to own or use any specified assets or properties or engage in any specified transaction, activity or business, without violating a specified law; any exemption from such a requirement that is not available without any filing with or other action by any governmental body or officer and any consent or approval of any private party, such as Underwriters Laboratories, required by any law to be obtained in order to own or use any specified assets or properties or engage in any specified transaction, activity or business without violating a specified law.

     "Immaterial encumbrances" means (i) liens for current taxes not yet due and payable, (ii) imperfections of title and easements which are immaterial in character, amount or extent and do not detract from the value or interfere with the use of the property subject thereto and (iii) statutory and common law liens of landlords, carriers, warehousemen, mechanics, workmen and materialmen incurred in the ordinary course of business for sums not yet due.

     "Includes" means includes, but is not limited to.

     "Intellectual property" means any works of authorship, whether or not copyrighted, any invention, design, process or plant, whether or not patented, any mask work whether or not registered under Title 17 of the United States Code and any customer lists, trade secrets, confidential information, know how or other intellectual property, including computer programs, databases, software and systems as well as programs, methods, forms, systems, processes, products and services which are not implemented on electronic data processing equipment.

     "Law" means any law (whether enacted by statute, constitution or ordinance, declared by any court (whether at law or in equity) or established by other means) of any government having jurisdiction over a person or its assets or property and any rule or regulation of any governmental body or officer having jurisdiction over a person or its assets or property.

     "Lease" means any lease or other contract (however denominated) providing for the use by one person of real or personal property owned by another person.

     "Liability" has the same meaning as obligation.

     "Lien" means a charge against or an interest in property to secure payment of a debt or performance of an obligation, and includes a security interest created by agreement, a judicial lien obtained by legal or equitable process or litigation, a common law lien or a statutory lien.

     "Litigation" means any civil, criminal or administrative actions, suits or proceedings before any governmental body or officer or any arbitrator or private tribunal and further includes any investigation, grand jury or discovery preparatory to any threatened, contemplated or possible litigation.

     "Mark" means any trademark, trade name, service mark, corporate name or other proprietary designation or any application or filing with respect to any of the foregoing.

     "Material adverse change in a person's business or properties" means a material decrease in the person's revenues, cash flow or income or the value of its assets or properties or material increase in its expenses or obligations or the occurrence of any event, including casualty, commencement of litigation, strikes, war, civil disturbance, natural disaster, or changes in the law that individually or in the aggregate have resulted in or are reasonably likely to result in a current or future material decrease in the person's revenues, cash flow or income or the value of its assets or properties or material increase in its expenses or obligations.

     "Material adverse effect" means that the occurrence or non-occurrence of a specified action, event or transaction would cause a material adverse change in the specified person's business or properties.

     "Obligation" means any obligation that a specified person has to pay money, transfer any asset or property, render services or to perform or refrain from any act, whether it was created by law, order of a tribunal or contract and whether or not it is legal or equitable, reduced to judgment, liquidated or unliquidated, contingent or fixed, matured or unmatured, disputed or undisputed, known or unknown or secured or unsecured. The term obligation does not include the general obligation that persons have to obey the laws of governments having jurisdiction over them, but it does include damages, fines and penalties arising out of violations of such laws and obligations to pay taxes.

     "Or" is disjunctive but not exclusive.

     "Order of a tribunal" means any order, writ, judgment or injunction issued by any court or other governmental body or officer or any arbitrator or private tribunal as the result of or ancillary to any litigation, which requires the performance or refraining from performance of an act, transfers any interest in property or declares any rights with respect to any property, contract or transaction. The term order of a tribunal does not include money judgments which are enforceable only by legal process. Such term for a given person also includes any agreement, undertaking or understanding between such person and any governmental body or officer acting as a regulatory authority.

     "Person" means any individual, corporation, general or limited partnership, estate, trust, or governmental body or officer and any other entity or association that has the power to own property, enter into contracts or to sue and be sued.

     "Recapitalization" means, with respect to any security, any issuance of securities with respect thereto as a dividend or any issuance, combination or other change in such security pursuant to any amendment of the issuer's certificate or articles of incorporation or a merger, consolidation, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer.

     "Securities" means securities as such term is defined in the Securities Act whether or not the securities in question are exempt from any of the provisions of such act.

     "Securities laws" means the Securities Act, the Securities Exchange Act of 1934, all regulations and rules thereunder, and all applicable state securities or "blue sky" laws and the rules and regulations thereunder, each as they may be amended from time to time.

     "Subsidiary" means any corporation of which more than 50% of the outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time securities of any other classes of such corporation have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned by a per son or its other subsidiaries.

     "Tax returns" means all tax returns, information returns, tax reports, declarations or similar documents required to be filed with any governmental body or officer.

     "Taxes" means all taxes including excise taxes, ad valorem taxes and transfer taxes and fees and other governmental charges of any nature imposed upon a person or any of the properties, tangible or intangible assets, income, receipts, payrolls, transactions, stock transfers, capital, net worth or franchises of a person; all sales, use, withholding or other taxes required to be collected from customers, employees and other third parties and paid over to any government; and all additions to tax, penalties or interest which relate in any way to such taxes or any assessment or collection thereof.

     "Transfer" means every mode, direct or indirect, absolute or conditional, voluntary or involuntary, of disposing of or parting with an asset or property or of an interest therein, and includes payment of money, release, lease, abandonment and creation of a lien or other encumbrance.

     "Warrant" means the Warrant to purchase XTL Common Shares in the form of Exhibit C attached hereto.

     "XTL Common Shares" means the Class A ordinary shares of XTL.

     "XTL Recapitalization" means the recapitalization of the capital structure of XTL as outlined in Section 3.1.2 of the Disclosure Schedule.

         Section 6.1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         Section 6.1.3. Effect of Definitions. The definitions set forth in
Section 6.1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

     Part 6.2.  Scope.

         Section 6.2.1. This Agreement. This Agreement consists of the title, date, names of parties, and preamble set forth above, these terms, the signatures of the parties and the information set forth on the signature pages below, the exhibits attached hereto and the certificates, documents and other instruments required to be delivered hereunder; and any reference to this Agreement refers to all of such constituents. The date first set forth above shall be deemed to be the date hereof for all purposes. The statements set forth in the preamble are made for the purpose of providing background information that will assist persons who read this Agreement in interpreting it. Such statements do not constitute representations, warranties or covenants of the parties hereto and they may be contradicted by the parties.

         Section 6.2.2. Case and Gender. In this Agreement, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

Article 7.  General.

         Section 7.1.1. Nature and Survival of Representations. The representations, warranties and agreements made by the parties hereto in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.

         Section 7.1.2. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that XTL shall bear all costs and expenses of Sunrise Financial Group.

         Section 7.1.3. Public Announcements. XTL and Neoprobe will consult with each other before issuing any press release or otherwise making a public statement or announcement concerning the transactions contemplated by this Agreement.

         Section 7.1.4. This Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. There are no oral conditions precedent to the effectiveness of this Agreement.

         Section 7.1.5. Non-Waiver. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

         Section 7.1.6. Waivers. No waiver of any right or remedy under this Agreement shall be binding on either party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

         Section 7.1.7. Amendment. No amendment, modification or termination of this Agreement shall be binding on either party hereto unless it is in writing and is signed by the party to be charged.

         Section 7.1.8. Severability. The terms of this Agreement are severable and the invalidity of all or any part of any term of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such term. If any term of this Agreement is so broad as to be unenforceable, such term shall be interpreted to be only so broad as is enforceable.

         Section 7.1.9. Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives or corporate or partnership successors.

         Section 7.1.10. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

         Section 7.1.11. Saturdays, Sundays and Holidays. Where this Agreement authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

         Section 7.1.12. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and words of the neuter gender may refer to any gender. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

         Section 7.1.13. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be duly given if it is in writing and delivered in person or mailed by air-mail, postage prepaid, or sent by facsimile transmission, and directed to the party at the address set forth under such parties' signature hereto and with such copies delivered, transmitted or mailed to such persons as are specified therein. Such notice shall be effective upon delivery thereof if delivered in person, five (5) days after mailing if air-mailed or upon electronic confirmation of receipt if sent by facsimile transmission. Either party may change its address for notices in the manner set forth above.

         Section 7.1.14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

         Section 7.1.15. Governing Law. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of Delaware and the United States of America that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Delaware and the United States of America.

SIGNATURES:


                                                    NEOPROBE CORPORATION



                                                    By: /s/ David C. Bupp
                                                       ------------------------
                                                    Print Name:  David C. Bupp
                                                    Print Title:  President



Address for Notices:                           Copies to:

Neoprobe Corporation                           Robert S. Schwartz, Esq.
425 Metro Place North, Suite 400               Schwartz, Warren & Ramirez
Dublin, Ohio  43017-1367                       41 South High Street
Attention:                                     Suite 2300
Telecopy Number: (614) 793-7522                Columbus, Ohio  43215
                                               Telecopy Number: (614) 224-0360



                                                    XTL BIOPHARMACEUTICALS, LTD.



                                                    By: /s/ Martin Becker
                                                       ------------------------
                                                    Print Name:  Martin Becker
                                                    Print Title:  President and
                                                        Chief Executive Officer


Address for Notices:                           Copies to:
XTL Biopharmaceuticals, Ltd.                   Ashok J. Chandrasekhar, Adv.
Kiryat Weismann                                Goldfarb, Levy, Eran & Co.
P.O. Box 370                                   Eliahu House
Rehovot 76100 Israel                           2 lbn Gvirol Street
Attention:  Chief Executive Officer            Tel Aviv  64077 Israel
Telecopy Number: 972-8-940-5017                Telecopy Number:  972-3-695-4344